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                                                                     Exhibit 8.1

                        LIST OF SIGNIFICANT SUBSIDIARIES



SUBSIDIARY                                         JURISDICTION OF ORGANIZATION
----------                                         ----------------------------
Canadian Springs Water Company AB Limited........  Nova Scotia
639540 B.C. Ltd..................................  British Columbia
Cullyspring Water Co., Inc.......................  Washington
Spring Water Incorporated........................  Delaware
Crystal Spring Acquisition Inc. .................  Delaware
Nature Springs Water Company Limited.............  England
Water at Work Limited...........................   Scotland